Item 77 Q1: Exhibits

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                         LORD ABBETT RESEARCH FUND, INC.

                  LORD ABBETT RESEARCH FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation, that:

                  FIRST, The Articles of Incorporation of the Corporation (hereinafter called the "Articles"), as heretofore amended, are hereby further amended to change the legal name of the existing Large-Cap Series of the Corporation to "Lord Abbett Large-Cap Core Fund," its Class A, B, C, P, and Y shares now being Class A, B, C, P, and Y shares of Lord Abbett Large-Cap Core Fund.

                  SECOND, The amendment set forth herein has been duly approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by ss. 2-605 of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

                  THIRD, The Board of Directors of the Corporation approved that the foregoing name change be effective October 1, 2004.

                  FOURTH, The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended from time to time.

                  IN WITNESS WHEREOF, Lord Abbett Research Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on October 12, 2004.

                                         LORD ABBETT RESEARCH FUND, INC.

                                         By:   /s/ Paul A. Hilstad
                                              ----------------------------------
                                              Paul A. Hilstad
                                              Vice President and Secretary
WITNESS:


 /s/ Christina T. Simmons
--------------------------------------
Christina T. Simmons
Vice President and Assistant Secretary


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         THE UNDERSIGNED, Vice President and Secretary of Lord Abbett Research
Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which said Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to authorization and approval thereof are true in all material respects under the penalties of perjury.



                                               /s/ Paul A. Hilstad
                                              ----------------------------------
                                              Paul A. Hilstad
                                              Vice President and Secretary

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